UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PACWEST BANCORP
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 12, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of PacWest Bancorp (the “Company”), dated March 27, 2020, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, May 12, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about April 23, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2020

To the Stockholders of PacWest Bancorp:

NOTICE IS HEREBY GIVEN that, due to the public health impact of the coronavirus (COVID-19) pandemic, recommendations and orders from federal and California authorities, and to support the health and well-being of our stockholders, associates, directors and vendors, the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of PacWest Bancorp (the “Company”) has been changed. The previously announced date and time of the Annual Meeting (Tuesday, May 12, 2020 at 1:30 p.m., Pacific Time) will not change. The Annual Meeting will be held solely by remote communication, in a virtual only format. You will not be able to physically attend the Annual Meeting.

As described in the Annual Meeting proxy materials previously filed with the Securities and Exchange Commission and posted on the Internet (the “proxy materials”), stockholders of record of our common stock as of the close of business on March 16, 2020, the record date, are entitled to participate in the Annual Meeting. To be admitted to and participate in the virtual Annual Meeting, please visit www.virtualshareholdermeeting.com/PACW2020 on May 12, 2020 at 1:30 pm Pacific Time and login by entering the control number found on your Notice Regarding Internet Availability of Proxy Materials, proxy card, or on the voting instruction form that you previously received. Once admitted, you may submit questions or vote during the Annual Meeting by following the instructions that will be available on the meeting website.

It is important that you read the proxy materials and we encourage you to vote your common stock promptly in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials will not be updated to reflect the change in location. If you received a hard copy of the proxy card, you may continue to use the proxy card to vote your common stock in connection with the Annual Meeting. Stockholders who have sent in proxies, or voted via telephone or internet, do not need to take any further action.

It is important that you vote promptly. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy before the Annual Meeting, please vote your common shares via the toll-free telephone number listed on the proxy card, the internet or by mail.

By Order of the Board of Directors,

Kori Ogrosky

Executive Vice President, General Counsel and Secretary

April 23, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 12, 2020 at 1:30 p.m. Pacific Time: Our Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available on our investor relations site at http://www.pacwestbancorp.com/FinancialDocs. You may also access our proxy materials at www.proxyvote.com.

3